UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2015

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On Thursday, June 4, 2015, Kirkland’s, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A summary of the matters voted upon by the shareholders at that Annual Meeting is set forth below.

Proposal 1. The shareholders elected three nominees for director each to serve for a three-year term expiring at the 2018 annual meeting or until their successors are elected and qualified based on the following votes:

Nominee	For	Number of Shares Withheld
Steven J. Collins	12,517,779	487,524
R. Wilson Orr, III	11,446,268	1,559,035
Miles T. Kirkland	11,321,766	1,683,537

Proposal 2. The shareholders ratified the appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2016 based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	13,546,882	276,292	—	—

Proposal 3. The shareholders ratified the advisory vote on executive compensation based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	12,429,244	521,243	54,816	817,871

Proposal 4. The shareholders ratified the amendment of the Company’s Charter to adopt majority voting in uncontested Director elections based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	12,976,722	6,085	22,496	817,871

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

June 5, 2015	By:	/s/ Adam C. Holland

Name: Adam C. Holland
Title: Vice President and CFO